                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          FINANCIAL INSTITUTIONS, INC.
                           _________________________

   Under Section 807 of the Business Corporation Law of the State of New York
                           _________________________

     The undersigned, being the President and Secretary of Financial Institutions, Inc. (the "corporation"), do hereby certify:

     I.   The name of the corporation is Financial Institutions, Inc.

     II. The Certificate of Incorporation was filed with the Department of State on September 15, 1931.

     III. The Certificate of Incorporation is hereby amended to (a) replace the corporate purposes clause to provide for general purposes, (b) delete the provision relating to voting of stock in other corporations, (c) change the par value of the common shares from $1.00 par value per share to $.01 par value per share and increase the aggregate number of shares which the corporation shall have the authority to issue from a total of 410,000 shares to a total of 50,210,000 shares, 50,000,000 of which shall be common stock with a par value of $.01 per share and 210,000 of which shall be preferred stock with a par value of $100.00 per share, (d) conform the voting rights of the holders of the Class A Preferred Stock to the voting rights provided in the Business Corporation Law for nonvoting stock, (e) eliminate the voting rights of holders of the Class B-1 Preferred Stock, (f) eliminate the preemptive rights applicable to the common stock, (g) add a provision limiting the liability of directors, (h) provide that shareholders may take action by written consent signed by holders having not less than the minimum number of votes required to authorize such action at a meeting of shareholders, (i) appoint the Secretary of State as agent upon whom any process against the corporation may be served and provide an address to which the Secretary of State may mail a copy of any process, and (j) make certain typographical corrections and delete certain provisions no longer required by law.

     IV. To accomplish such changes, the Certificate of Incorporation is hereby amended as follows:

     (a)  Paragraph SECOND, which sets forth the purposes for which the
                    ------
corporation is formed, is deleted in its entirety and amended to read as follows:

     "SECOND:  The purpose for which the corporation is formed is to engage in
      ------
any lawful act or activity for which corporations may be organized under the Business Corporation Law, and it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained."

     (b) Paragraph THIRD, which relates to voting stock in other corporations,
                   -----
is deleted in its entirety and subsequent paragraphs are renumbered accordingly.

     (c) Paragraph FOURTH, which relates to the qualifications of directors, is
                   ------
deleted in its entirety and subsequent paragraphs are renumbered accordingly.

     (d) Paragraph FIFTH, which sets forth the number, class and par value of
                   -----
shares which the corporation shall have the authority to issue, is deleted in its entirety, renumbered and amended to read as follows:

     "THIRD:  The total number of shares that may be issued by the corporation
      -----
shall be fifty million two hundred ten thousand (50,210,000), of which two hundred ten thousand (210,000) shall be preferred shares, par value one hundred dollars ($100) per share, and fifty million (50,000,000) shall be common shares, par value one cent ($.01) per share. Of the preferred shares, 10,000 shares shall be Class A preferred stock and 200,000 shall be Class B preferred stock.

     The corporation shall have authority to issue its preferred shares of each class in series. The Board of Directors is vested with authority to establish and designate series and to fix the number of shares to be included in each such series and the relative rights, preferences and limitations of each such series, subject to the provisions set forth below and to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. The authority of the Board with respect to each series of a class shall include, but not be limited to, determination of the following:

     1. The number of shares constituting that series and the distinctive designation of that series;

     2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

     3. Whether that series shall participate in unlimited dividend rights, and, if so, the extent of such participation;

     4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates, upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

     6. The amounts payable on the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

     7.  Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Class A preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on shares of Class B preferred stock or on the common stock, and dividends on outstanding shares of Class B preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common stock, in each case with respect to the same dividend period.

     Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, (a) the holders of the shares of each series of Class A preferred stock shall be entitled to receive out of the assets of the corporation, before any distribution shall be made to the holders of Class B preferred stock or of the common stock, the amounts determined to be payable on the shares of each series of Class A preferred stock and (b) the holders of the shares of each series of Class B preferred stock shall be entitled to receive out of the assets of the corporation before any distribution shall be made to the holders of the common stock, the amounts determined to be payable on the shares of Class B preferred stock."

     (e) Paragraph SIXTH, which designates the first series of Class A preferred stock and sets forth the relative rights, preferences and limitations thereof, is amended to conform the voting rights of the Class A preferred stock to the voting rights of nonvoting stock provided in the Business Corporation Law, renumbered and amended to read in its entirety as follows:

     "FOURTH:  The first series of Class A Preferred Stock shall be designated
      ------
as "Series A 3% Preferred Stock" and the designations, preferences, privileges and voting powers of the shares of such series, and the restrictions or qualifications thereof shall be as follows:

     The Series A 3% Preferred Stock shall be entitled to receive, when and as declared from surplus or net profits, dividends at the rate of three dollars a share per annum, and no more, which dividends shall be cumulative, from the dividend date next preceding the date of issue of the respective shares (or from the date of issue if that be a dividend date), and shall be payable quarterly, on the second day of each of the months of January, April, July and October in each year. After dividends on the Series A 3% Preferred Stock shall have been paid at the rate herein provided, and upon all subsequent series of preferred stock issued as provided in certificates which may hereafter be filed, at the rate or rates therein provided, but not prior thereto, the common stock shall be entitled to receive all sums which may be distributed as dividends in excess of said dividends on the preferred stock.

     Upon any liquidation or distribution of capital assets the preferred stock shall be entitled to receive $100.00 per share, and in addition thereto a sum equal to all unpaid dividends accumulated thereon, before any distribution shall be made to the common stock, and after the payment of $100.00 per share upon all the preferred stock of all series outstanding plus such accumulated dividends, the common stock shall be entitled to receive all the remainder of such capital assets so distributed.

     No holder of said Series A 3% Preferred Stock outstanding from time to time shall, as such holder, have any preemptive right in, or right to purchase or subscribe for any additional shares of the preferred stock, or of the common stock, or of any bonds or debentures convertible into either of such stocks.

     Holders of Series A 3% Preferred Stock shall have no voting rights, except as may be required by law."

     (f) Paragraph SEVENTH, which designates the first series of Class B preferred stock and sets forth the relative rights, preferences and limitations, is amended to eliminate the voting rights of the Class B preferred stock, renumbered and amended to read in its entirety as follows:

     "FIFTH:  The first series of authorized Class B preferred stock shall be
      -----
designated the Series B-1 8.48% Preferred Stock of the corporation and shall be hereinafter referred to as the

8.48% Preferred Stock. The series of 8.48% Preferred Stock shall number two hundred thousand (200,000) shares. Such shares shall be issued at a time or times determined by the Board of Directors of the corporation.

     The relative rights preferences and limitations of all shares of the 8.48% Preferred Stock shall be as follows:

     A. The annual dividend for each issued and outstanding share of the 8.48% Preferred Stock shall be $8.48 and shall be cumulative. The dates on which dividends shall be payable, if declared, shall be the second days of January, April, July and October of each year. The date from and after which dividends on the 8.48% Preferred Stock shall be cumulative shall be October 20, 1992 and the first dividend shall be equal to 79.3% of a full quarterly dividend and shall be payable on January 2, 1993, but no share of 8.48% Preferred Stock shall be entitled to any dividends payable to holders of record prior to the date of issuance of such share. The dividends on the 8.48% Preferred Stock shall be payable only out of funds legally available therefor. The holders of shares of the 8.48% Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph.

     Accumulated dividends on the 8.48% Preferred Stock shall not bear interest.

     B. The 8.48% Preferred Stock shall not be subject to redemption. Shares of the 8.48% Preferred Stock which have been repurchased or have been exchanged for shares of any other series or class and thereafter have been canceled, shall have the status of authorized but unissued 8.48% Preferred Stock and may be reissued as shares of the series of which they were originally a part or as shares of any other or new series of such class.

     C. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of the 8.48% Preferred Stock and holders of any subsequent series of Class B Preferred Stock shall be entitled, before any distribution shall be made to the holder of any junior stock, but after payment in full or moneys set apart for such purposes to holders of all outstanding shares of Class A Preferred Stock, to be paid out of the assets of the corporation an amount equal to $100.00 per share, plus an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not earned or declared.

     After the amounts payable on voluntary or involuntary liquidation, dissolution or winding-up to the holders of 8.48% Preferred Stock and subsequent series of Class B Preferred Stock have been paid in full, or moneys have been set apart for such purpose, the holders of 8.48% Preferred Stock shall not be entitled to participate further in the distribution of the assets of the corporation, and the remaining assets of the corporation available for distribution shall belong to and be distributed among the holders of junior stock. Nothing herein contained shall be construed to prohibit the retirement of 8.48% Preferred Stock by purchase, and neither the purchase of 8.48% Preferred Stock, nor a merger, consolidation, arrangement or reorganization of the corporation, nor a sale or transfer of the property or business of the corporation as an entirety, shall be considered a liquidation, dissolution or winding-up of the corporation within the meaning herein contemplated.

     D. Owners of Series B-1 8.48% Preferred Stock shall have no voting rights, except as may be required by law.

     Subject to the foregoing restrictions, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the corporation may be declared and paid on any junior stock from time to time out of any funds of the corporation legally available therefor, and the corporation may at any time and from time to time make a distribution of any class or series of stock of the corporation to the holders of any other class or series of stock without the approval or consent of the holders of the 8.48% Preferred Stock of the corporation as a class or a series.

     E. The term "junior stock" when used in the Certificate of Incorporation of the corporation shall mean the Common Stock and any other stock of the corporation, now or hereafter authorized, over which the 8.48% Preferred Stock has preference or priority either in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding-up of the corporation.

     F.  Shares of the 8.48% Preferred Stock shall not have preemptive rights."

     (g) Paragraph ELEVENTH, which sets forth the duration of the corporation,
                   --------
shall be eliminated in its entirety and subsequent paragraphs are renumbered accordingly.

     (h) Paragraph TWELFTH, which sets forth the number of directors, is deleted
                   -------
in its entirety and subsequent paragraphs are renumbered accordingly.

     (i) Paragraph THIRTEENTH, which sets forth the names and addresses of the
                   ----------
initial directors, is deleted in its entirety and subsequent paragraphs are renumbered accordingly.

     (j) Paragraph FOURTEENTH, which sets forth the names and addresses of the
                   ----------
subscribers of the Certificate of Incorporation and the number of shares of stock, is deleted in its entirety and subsequent paragraphs are renumbered accordingly.

     (k) Paragraph FIFTEENTH, which sets forth information about the directors
                   ---------
and subscribers, is deleted in its entirety.

     (l) A new paragraph SIXTH shall be added eliminating the preemptive rights
                         -----
of the holders of the common stock and which shall read in its entirety as follows:

     "SIXTH:  No holder of shares of common stock of the corporation shall have
      -----
any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation."

     (m) A new paragraph SEVENTH shall be added limiting the liability of
                         -------
directors and which shall read in its entirety as follows:

     "SEVENTH:  No director of the corporation shall be held personally liable
      -------
to the corporation or its shareholders for damages for any breach of duty in his or her capacity as a director unless a judgment or other final adjudication adverse to him or her establishes that (1) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or
(2) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (3) his or her acts violated
Section 719 of the Business Corporation Law. Any repeal of this Paragraph, or any amendment of this Paragraph insofar as it would in any way enlarge the liability of any director of the corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment."

     (n) A new paragraph NINTH shall be added permitting shareholders to take
                         -----
action by written consent by less than a majority of shareholders and which shall read in its entirety as follows:

     "NINTH:  Action may be taken by written consent of the holders of
      -----
outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

     (o) A new Paragraph ELEVENTH shall be added appointing the Secretary of
                         --------
State as agent for service of process and to add an address to which the Secretary of State shall mail a copy of any service of process against the corporation served upon him and which shall read in its entirety as follows:

     "ELEVENTH:  The Secretary of State of the State of New York is hereby
      ---------
designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served; the post office address to which the Secretary of State shall mail a copy of any such process so served is:
220 Liberty Street, Warsaw, New York 14569, Attention: The President."

     V. The manner in which the corporation's shares shall be changed by reason of the foregoing amendment to increase and change the authorized common shares is as follows:

          A. The 200,000 shares of common stock, $1.00 par value per share, currently authorized shall upon the filing of this Certificate be changed into 200,000 shares of common stock, $.01 par value per share, at the rate of one share of common stock, $.01 par value per share for each one share of common stock, $1.00 par value per share.

          B. There are currently authorized 200,000 shares of common stock $1.00 par value per share of which 102,004 shares are issued and 97,996 shares are unissued. Upon the filing of this Certificate, there will be authorized 50,000,000 shares of common stock $.01 par value per share. Upon the filing of this Certificate, 102,004 shares of common stock, $.01 par value per share, will be issued and 49,897,996 shares of common stock, $.01 par value per share, will be unissued.

     VI. This Amended and Restated Certificate of Incorporation was authorized by the affirmative vote of the members of the Board of Directors, followed by the affirmative vote of the holders of a majority of each class of shares entitled to vote thereon at a meeting duly called and held.

     VII. The text of the corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                      ************************************

                          CERTIFICATE OF INCORPORATION

                                       OF

                          FINANCIAL INSTITUTIONS, INC.


     FIRST:  The name of the corporation is Financial Institutions, Inc.
     -----

     SECOND:  The purpose for which the corporation is formed is to engage in
     ------
any lawful act or activity for which corporations may be organized under the Business Corporation Law, and it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD:  The total number of shares that may be issued by the corporation
     -----
shall be fifty million two hundred ten thousand (50,210,000), of which two hundred ten thousand (210,000) shall be preferred shares, par value one hundred dollars ($100) per share, and fifty million (50,000,000) shall be common shares, par value one cent ($.01) per share. Of the preferred shares, 10,000 shares shall be Class A preferred stock and 200,000 shall be Class B preferred stock.

     The corporation shall have authority to issue its preferred shares of each class in series. The Board of Directors is vested with authority to establish and designate series and to fix the number of shares to be included in each such series and the relative rights, preferences and limitations of each such series, subject to the provisions set forth below and to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. The authority of the Board with respect to each series of a class shall include, but not be limited to, determination of the following:

     1. The number of shares constituting that series and the distinctive designation of that series;

     2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

     3. Whether that series shall participate in unlimited dividend rights, and, if so, the extent of such participation;

     4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates, upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

     6. The amounts payable on the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

     7.  Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Class A preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on shares of Class B preferred stock or on the common stock, and dividends on outstanding shares of Class B preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common stock, in each case with respect to the same dividend period.

     Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, (a) the holders of the shares of each series of Class A preferred stock shall be entitled to receive out of the assets of the corporation, before any distribution shall be made to the holders of Class B preferred stock or of the common stock, the amounts determined to be payable on the shares of each series of Class A preferred stock and (b) the holders of the shares of each series of Class B preferred stock shall be entitled to receive out of the assets of the corporation before any distribution shall be made to the holders of the common stock, the amounts determined to be payable on the shares of Class B preferred stock.

     FOURTH:  The first series of Class A Preferred Stock shall be designated as
     ------
"Series A 3% Preferred Stock" and the designations, preferences, privileges and voting powers of the shares of such series, and the restrictions or qualifications thereof shall be as follows:

     The Series A 3% Preferred Stock shall be entitled to receive when and as declared from surplus or net profits, dividends at the rate of three dollars a share per annum, and no more, which dividends shall be cumulative, from the dividend date next preceding the date of issue of the respective shares (or from the date of issue if that be a dividend date), and shall be payable quarterly, on the second day of each of the months of January, April, July and October in each year. After dividends on the Series A 3% Preferred Stock shall have been paid at the rate herein provided, and upon all subsequent series of preferred stock issued as provided in certificates which may hereafter be filed, at the rate or rates therein provided, but not prior thereto, the common stock shall be entitled to receive all sums which may be distributed as dividends in excess of said dividends on the preferred stock.

     Upon any liquidation or distribution of capital assets the preferred stock shall be entitled to receive $100.00 per share, and in addition thereto a sum equal to all unpaid dividends accumulated thereon, before any distribution shall be made to the common stock, and after the payment of $100.00 per share upon all the preferred stock of all series outstanding plus such accumulated dividends, the common stock shall be entitled to receive all the remainder of such capital assets so distributed.

     No holder of said Series A 3% Preferred Stock outstanding from time to time shall, as such, holder have any preemptive right in, or right to purchase or subscribe for any additional shares of the preferred stock, or of the common stock, or of any bonds or debentures convertible into either of such stocks.

     Holders of Series A 3% Preferred Stock shall have no voting rights, except as may be required by law.

     FIFTH:  The first series of authorized Class B preferred stock shall be
     -----
designated the Series B-1 8.48% Preferred Stock of the corporation and shall be hereinafter referred to as the 8.48% Preferred Stock. The series of 8.48% Preferred Stock shall number two hundred thousand (200,000) shares. Such shares shall be issued at a time or times determined by the Board of Directors of the corporation.

     The relative rights preferences and limitations of all shares of the 8.48% Preferred Stock shall be as follows:

     A. The annual dividend for each issued and outstanding share of the 8.48% Preferred Stock shall be $8.48 and shall be cumulative. The dates on which dividends shall be payable, if declared, shall be the second days of January, April, July and October of each year. The date from and after which dividends on the 8.48% Preferred Stock shall be cumulative shall be October 20, 1992 and the first dividend shall be equal to 79.3% of a full quarterly dividend and shall be payable on January 2, 1993, but no share of 8.48% Preferred Stock shall be entitled to any dividends payable to holders of record prior to the date of issuance of such share. The dividends on the 8.48% Preferred Stock shall be payable only out of funds legally available therefor. The holders of shares of the 8.48% Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph.

     Accumulated dividends on the 8.48% Preferred Stock shall not bear interest.

     B. The 8.48% Preferred Stock shall not be subject to redemption. Shares of the 8.48% Preferred Stock which have been repurchased or have been exchanged for shares of any other series or class and thereafter have been canceled, shall have the status of authorized but unissued 8.48% Preferred Stock and may be reissued as shares of the series of which they were originally a part or as shares of any other or new series of such class.

     C. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of the 8.48% Preferred Stock and holders of any subsequent series of Class B Preferred Stock shall be entitled, before any distribution shall be made to the holder of any junior stock, but after payment in full or moneys set apart for such purposes to holders of all outstanding shares of Class A Preferred Stock, to be paid out of the assets of the corporation an amount equal to $100.00 per share, plus an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not earned or declared.

     After the amounts payable on voluntary or involuntary liquidation, dissolution or winding-up to the holders of 8.48% Preferred Stock and subsequent series of Class B Preferred Stock have been paid in full, or moneys have been set apart for such purpose, the holders of 8.48% Preferred Stock shall not be entitled to participate further in the distribution of the assets of the corporation, and the remaining assets of the corporation available for distribution shall belong to and be distributed among the holders of junior stock. Nothing herein contained shall be construed to prohibit the retirement of 8.48% Preferred Stock by purchase, and neither the purchase of 8.48% Preferred Stock, nor a merger, consolidation, arrangement or reorganization of the corporation, nor a sale or transfer of the property or business of the corporation as an entirety, shall be considered a liquidation, dissolution or winding-up of the corporation within the meaning herein contemplated.

     D. Owners of Series B-1 8.48% Preferred Stock shall have no voting rights whatsoever, except as may be required by law.

     Subject to the foregoing restrictions, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the corporation may be declared and paid on any junior stock from time to time out of any funds of the corporation legally available therefor, and the corporation may at any time and from time to time make a distribution of any class or series of stock of the corporation to the holders of any other class or series of stock without the approval or consent of the holders of the 8.48% Preferred Stock of the corporation as a class or a series.

     E. The term "junior stock" when used in the Certificate of Incorporation of the corporation shall mean the Common Stock and any other stock of the corporation, now or hereafter authorized, over which the 8.48% Preferred Stock has preference or priority either in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding-up of the corporation.

     F.  Shares of the 8.48% Preferred Stock shall not have preemptive rights.

     SIXTH:  No holder of shares of common stock of the corporation shall have
     -----
any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

     SEVENTH:  No director of the corporation shall be held personally liable to
     -------
the corporation or its shareholders for damages for any breach of duty in his or her capacity as a director unless a judgment or other final adjudication adverse to him or her establishes that (1) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (2) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (3) his or her acts violated Section 719 of the Business Corporation Law. Any repeal of this Paragraph, or any amendment of this Paragraph insofar as it would in any way enlarge the liability of any director of the corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

     EIGHTH:  Before the issuance of any series of Class A Preferred Stock or
     ------
Class B Preferred Stock subsequent to said "Series A 3% Preferred Stock" and "Series B-1 8.48% Preferred Stock", respectively, the corporation shall make and file a certificate as prescribed by Sections 502 and 805 of the Business Corporation Law.

     NINTH:  Action may be taken by written consent of the holders of
     -----
outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     TENTH:  The office of the corporation is to be located at the Village of
     -----
Warsaw, in the County of Wyoming and State of New York.

     ELEVENTH:  The Secretary of State of the State of New York is hereby
     ---------
designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served; the post office address to which the Secretary of State shall mail a copy of any such process so served is:
220 Liberty Street, Warsaw, New York 14569, Attention: The President.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on the 27th day of May, 1999 and affirm the statements contained herein as true under the penalties of law.


                                    By:  /s/ Peter G. Humphrey
                                       -----------------------
                                    Name:  Peter G. Humphrey
                                    Title: President

                                    By:  /s/ Mark O. Humphrey
                                       ----------------------
                                    Name:  Mark O. Humphrey
                                    Title: Secretary

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          FINANCIAL INSTITUTIONS, INC.

                           _________________________

   Under Section 807 of the Business Corporation Law of the State of New York
                           _________________________





                      Nixon, Hargrave, Devans & Doyle LLP
                                  PO Box 1051
                              Rochester, NY 14603